Exhibit 99.1
FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com
ACS Announces First Quarter Fiscal Year 2006 Results
-Board of Directors Authorizes New $500 Million Share Repurchase Program-
DALLAS, TEXAS: October 20, 2005 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, announced first quarter fiscal year 2006 revenues of $1.31 billion, an increase of 25% compared to the first quarter of the prior year. The Company’s internal revenue growth rate accelerated to 4% in the quarter. First quarter fiscal year 2006 diluted earnings per share was $0.74, and included charges totaling $0.04 per diluted share for compensation expense related to the departure of the former Chief Executive Officer and an assessment of risk related to the bankruptcies of certain airline clients. In addition, effective July 1, 2005 the Company adopted prospectively Statement of Financial Accounting Standards No. 123(R), which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in its financial statements. This adoption impacted diluted earnings per share by $0.05 during the quarter.
“The new fiscal year has gotten off to a fast start,” said Mark King, ACS’ President and Chief Executive Officer. “I am extremely pleased with how our internal growth has reaccelerated, not only on an overall basis, but in both of our operating segments as well. Likewise, new business during the quarter was very solid at $180 million of annual recurring revenue, and trailing twelve month new business has grown in excess of 26%, the highest growth rate in the past two years. The strong new business momentum has carried over to the second quarter with well over $100 million of annual recurring new business already awarded in October. As a result, we are very excited about our future growth opportunities.”
Other key highlights from ACS’ fiscal 2006 first quarter include:
•	Total revenue growth for the first quarter was 25%. Consolidated internal revenue growth for the first quarter accelerated to 4%. Total and internal revenue growth for the Commercial segment, which accounted for 58% of revenues this quarter, accelerated to

55% and 11%, respectively. Total revenue growth for the Government segment, which accounted for 42% of revenues this quarter, improved to negative 1% all of which was internal.

•	Revenue from the Mellon HR business was approximately $160 million during the quarter, in-line with the trailing twelve months acquired revenues of $640 million. Total Commercial revenues were $766 million during the quarter.

•	Reported diluted earnings per share was $0.74 for the first quarter of fiscal year 2006. Excluding the charges totaling $0.04 per diluted share for the compensation expense related to the departure of the former Chief Executive Officer and an assessment of risk related to the bankruptcies of certain airline clients, first quarter adjusted earnings per share was $0.78, a 15% increase compared to a proforma $0.68 per diluted share reported in the comparable prior period.

•	Annualized recurring new business was $180 million during the quarter. Trailing twelve month new business increased 26% over the prior trailing twelve month period.

•	Cash flow from operations during the seasonally light first quarter was approximately $108 million, or 8.2% of revenues. Capital expenditures and additions to intangible assets were approximately $102 million, or 7.8% of revenues. Free cash flow during the first quarter was $6 million.

•	The Company has initiated a plan to divest its Government welfare to workforce services (“WWS”) line of business. The Company is in advanced discussions with interested buyers and expects a closing during the second quarter of fiscal year 2006. The WWS line of business generated approximately $220 million in revenue during fiscal year 2005. The related assets and liabilities of the WWS line of business have been reflected as held for sale in separate line items on the attached consolidated balance sheet.

•	The Company’s Board of Directors authorized a new share repurchase program to purchase up to $500 million of its Class A common stock (“stock”). This new authorization, combined with the remaining availability under the existing share repurchase program, leaves approximately $750 million of availability. Since September 2003, the Company has repurchased approximately $1 billion in stock, or 15% of the stock outstanding at inception of the program.

•	During the quarter the Company signed a definitive agreement to acquire the Transport Revenue division of Ascom AG (“ATR”), a Switzerland based communications company for approximately $100 million. ATR, with trailing revenue of approximately $180 million, consists of three business units — fare collection, airport parking solutions and toll collection with office locations across nine countries. The transaction is expected to close during the second quarter of fiscal year 2006 and is subject to international and regulatory approvals.

Financial Outlook
During the fiscal year 2005 fourth quarter earnings release in August 2005, the Company provided fiscal year 2006 guidance. This financial guidance, which assumes the Ascom acquisition closes in December 2005, has not changed and is as follows:
•	Total revenue growth is expected to be in excess of 25%.

•	Diluted earnings per share including stock option expense is expected to range from $3.30 to $3.55 per share.
ACS will discuss these results on a conference call and webcast on www.acs-inc.com at 3:30 p.m. CDT today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with more than 50,000 people supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risks Related to Our Business” in the Company’s prior filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K filed on September 13, 2005. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, new business signings are defined as recurring revenue from new contracts, including the incremental portion of renewals, signed during the period and represent the estimated first twelve months of revenue to be recorded under that contract after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow, internal revenue growth and adjusted earnings per share, to provide both management and investors a more complete understanding of the Company’s underlying operational results.
These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended
	September 30,
	2005	2004
Free Cash Flow
Net cash provided by operating activities	$108	$119
Less:
Purchases of property, equipment and software, net of sales	(95)	(62)
Additions to other intangible assets	(7)	(9)

Free Cash Flow	$6	$48

Internal revenue growth - is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended September 30, 2005, the Company generated internal revenue growth of 4%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Three months ended September 30,
	2005	2004	Growth %(a)
Consolidated
Total Revenues	$1,311	$1,046	25%
Less: Divested	—	—

Adjusted Base	$1,311	$1,046	25%

Acquired Revenues*	$226	$4	21%
Internal Revenues	1,085	1,042	4%

Total	$1,311	$1,046	25%

Commercial
Total Revenues	$766	$495	55%
Less: Divested	—	—

Adjusted	$766	$495	55%

Acquired Revenues*	$223	$4	44%
Internal Revenues	543	491	11%

Total	$766	$495	55%

Government
Total Revenues	$545	$552	(1%)
Less: Divested	—	—

Adjusted	$545	$552	(1%)

Acquired Revenues*	$2	$—	0%
Internal Revenues	543	552	(1%)

Total	$545	$552	(1%)

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Adjusted earnings per share — is used by the Company to present the impact of certain transactions or events that management expects to be infrequently occurring. We believe this adjusted measure is more indicative of the Company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States. (unaudited, $ in thousands, except per share amounts):

Three months ended
September 30, 2005
Net Income
As reported	$94,124
Add back: Former CEO compensation expense and our assessment of risk related to the bankruptcies of our airline clients, net of income tax	5,353

Adjusted	$99,477

Basic earnings per share
As reported	$0.75
Adjusted	$0.79

Diluted earnings per share
As reported	$0.74
Adjusted	$0.78
Prior to July 1, 2005, we followed Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”) in accounting for our stock-based compensation plans. Under APB 25, no compensation expense is recognized for our stock-based compensation plans since the exercise prices of awards under our plans are at the current market price of our stock on the date of grant. Had compensation cost for our stock-based compensation plans been determined based on the fair value at the grant date under those plans consistent with the fair value method of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, our net income and earnings per share would have been reduced to the pro forma amounts indicated below (unaudited, $ in thousands, except per share amounts):

Three months ended
September 30, 2004
Net Income
As reported	$94,157
Less: Pro forma employee compensation cost of stock-based compensation plans, net of income tax	5,566

Pro forma	$88,591

Basic earnings per share
As reported	$0.74
Pro forma	$0.69

Diluted earnings per share
As reported	$0.72
Pro forma	$0.68

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

				Proforma
	Three months ended September 30,			Three months ended
	2005		2004	September 30, 2004 (2)
Revenues	$1,310,917		$1,046,182	$1,046,182

Expenses:
Wages and benefits	628,119	(1)	431,848	440,082
Services and supplies	290,772		275,062	275,062
Rent, lease and maintenance	155,172		118,993	118,993
Depreciation and amortization	68,080		54,319	54,319
Other operating expenses	14,011	(1)	10,919	10,919

Total operating expenses	1,156,154		891,141	899,375

Operating income	154,763		155,041	146,807

Interest expense	12,128		3,955	3,955
Other non-operating (income) expense, net	(4,381)		434	434

Pretax profit	147,016		150,652	142,418

Income tax expense	52,892		56,495	53,827

Net income	$94,124		$94,157	$88,591

Earnings per common share:
Basic	$0.75		$0.74	$0.69

Diluted	$0.74		$0.72	$0.68

Shares used in computing earnings per common share:

Basic	125,429		127,948	127,948

Diluted	127,222		131,070	130,309

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
(1)	During the first quarter of fiscal year 2006, the Company recorded an $8.4 million charge, or $0.04 per diluted share for the departure of the former Chief Executive Officer and our assessment of risk related to the bankruptcies of our airline clients.

(2)	The prior year proforma results reflect the impact of Statement of Financial Accounting Standards No. 123(R), which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in its financial statements. The Company adopted SFAS 123(R) on a prospective basis and, as a result, we have presented proforma results of operations for the prior year quarter for comparative purposes.

	Three months ended
	September 30, 2004
		Pro Forma
		Stock Compensation
	As Reported	Expense	Pro Forma
Revenues	$1,046,182	$—	$1,046,182

Expenses:
Wages and benefits	431,848	8,234	440,082
Services and supplies	275,062	—	275,062
Rent, lease and maintenance	118,993	—	118,993
Depreciation and amortization	54,319	—	54,319
Other operating expenses	10,919	—	10,919

Total operating expenses	891,141	8,234	899,375

Operating income	155,041	(8,234)	146,807

Interest expense	3,955	—	3,955
Other non-operating (income) expense, net	434	—	434

Pretax profit	150,652	(8,234)	142,418

Income tax expense	56,495	(2,668)	53,827

Net income	$94,157	$(5,566)	$88,591

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	June 30,
	2005	2005
	(Unaudited)	(Audited)
ASSETS:
Cash and cash equivalents	$34,226	$62,685
Accounts receivable, net	1,111,926	1,061,590
Other current assets	130,024	119,822
Assets held for sale	67,296	—

Total current assets	1,343,472	1,244,097

Property, equipment and software, net	713,594	677,241
Goodwill, net	2,325,838	2,334,655
Other intangible assets, net	487,913	466,312
Other long-term assets	143,648	128,533

TOTAL ASSETS	$5,014,465	$4,850,838

LIABILITIES:
Accounts payable	$67,431	$62,788
Accrued compensation	174,691	175,782
Other accrued liabilities	453,273	471,577
Income taxes payable	24,188	2,310
Deferred taxes	34,083	34,996
Current portion of long-term debt	6,466	6,192
Current portion of unearned revenue	92,871	84,469
Liabilities related to assets held for sale	9,877	—

Total current liabilities	862,880	838,114

Long-term debt	757,125	750,355
Long-term deferred taxes	255,679	240,210
Other long-term liabilities	189,251	183,731

TOTAL LIABILITIES	2,064,935	2,012,410

TOTAL STOCKHOLDERS’ EQUITY	2,949,530	2,838,428

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,014,465	$4,850,838

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